Exhibit 15.1

Our ref:	SSY/611552-000001/6872276v2

China Techfaith Wireless Communication Technology Limited

Tower C, No. 5 Rong Chang East Street

Beijing Economic-Technological Development Area (Yi Zhuang), Beijing 100176

People’s Republic of China

29 April 2014

Dear Sirs,

China Techfaith Wireless Communication Technology Limited (the “Company”)

We consent to the reference to our name under the headings “Corporate Governance” and “Cayman Islands Taxation” in the Company’s Annual Report on Form 20-F for the year ended 31 December 2013, which will be filed with the Securities and Exchange Commission on 29 April 2014.

Yours faithfully

/s/ Maples and Calder

Maples and Calder